                                     BYLAWS

                                       OF

                        HARLAND FINANCIAL SOLUTIONS, INC.
                    (AMENDED AND RESTATED AS OF MAY 1, 2007)

SECTION 1 PURPOSES AND POWERS

     1.1  PURPOSES. Harland Financial Solutions, Inc. (the "COMPANY") may engage in any lawful business.

     1.2  GENERAL POWERS.

          (a)  The Company has perpetual duration and succession in its corporate name.

          (b)  The Company has the same powers as an individual to do all things necessary or convenient to carry out its business and affairs.

SECTION 2 SHARES AND DISTRIBUTIONS

     2.1  ISSUANCE OF SHARES.

          (a)  The board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Company, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the Company.

          (b)  Before the Company issues shares, the board of directors must determine that the consideration received or to be received for the shares is adequate. That determination by the board of directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. A record of action by the board of directors authorizing the issuance of shares for a specified consideration may be relied upon in concluding that shares are validly issued, fully paid and nonassessable.

          (c)  When the Company receives the consideration for which the board of directors authorized the issuance of the shares, the shares issued therefor are fully paid and nonassessable.

          (d)  The Company may place in escrow shares issued for a contract for future services or benefits or a promissory note or make other arrangements to restrict the transfer of shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid or the benefits received. If the services are not performed, the note is not paid or

               the benefits are not received, the shares placed in escrow or restricted and the distributions credited may be canceled in whole or in part.

     2.2  DISTRIBUTIONS TO SHAREHOLDERS.

          (a)  The board of directors may authorize and the Company may make distributions to its shareholders subject to the limitation in
               Section 2.2(b).

          (b)  A distribution may be made only if, after giving it effect, in the judgment of the board of directors:

               (1)  the Company would be able to pay its debts as they become due in the usual course of business; and

               (2)  the Company's total assets would at least equal the sum of its total liabilities plus the amount that would be needed if the Company were to be dissolved at the time of the
                    distribution, to satisfy the preferential rights upon
                    dissolution of shareholders whose preferential rights are
                    superior to those receiving the distribution.

          (c)  The board of directors may base a determination that a distribution is not prohibited under Section 2.2(b) either on financial statements prepared on the basis of accounting
               practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances.

          (d)  The effect of a distribution under Section 2.2(b) is measured:

               (1)  in the case of distribution by purchase, redemption or other acquisition of the Company's shares, as of the earlier of
                    the date the money or other property is transferred or debt incurred by the Company or the date the shareholder ceases to be a shareholder with respect to the acquired shares;

               (2)  in the case of any other distribution of indebtedness, as of the date the indebtedness is distributed; and

               (3)  in all other cases, as of the date a distribution is
                    authorized if the payment occurs within 120 days after the date of authorization or the date the payment is made if it occurs more than 120 days after the date of authorization.

          (e)  The Company's indebtedness to a shareholder incurred by reason of a distribution made in accordance with this Section 2.2 is at parity with the Company's indebtedness to its general unsecured creditors, unless the shareholder agrees to subordination or the
               Company grants the shareholder a security interest or other lien against the Company's assets to secure the indebtedness.

SECTION 3 SHAREHOLDERS

     3.1  ANNUAL MEETING.

          (a)  The Company will hold an annual meeting of the shareholders at a time fixed by the board of directors.

          (b)  Annual shareholders' meetings may be held in or out of the State of Oregon at the Company's principal office or at any other place fixed by the board of directors.

          (c)  The failure to hold an annual meeting does not affect the validity of any corporate action.

     3.2  SPECIAL MEETING.

          (a)  The Company will hold a special meeting of shareholders:

               (1)  on call of its board of directors; or

               (2)  if the holders of at least 10 percent of all votes entitled to be cast on any issue proposed to be considered at the
                    proposed special meeting sign, date and deliver to the
                    Company's secretary one or more written demands for the
                    meeting describing the purpose or purposes for which it is to be held. A written demand for a special meeting may be
                    revoked by a writing to that effect signed by a shareholder who signed the original demand, and received by the Company prior to the receipt by the Company of a demand sufficient to require the holding of a special meeting.

          (b)  Special shareholders' meetings may be held in or out of the State of Oregon at the Company's principal office or at any other place fixed by the board of directors.

          (c)  Only business within the purpose or purposes described in the meeting notice required by Section 3.5(c) may be conducted at a special shareholders' meeting.

     3.3  MEETING CHAIRPERSON.

          (a)  At each meeting of shareholders, the president, or if the president is absent then the chairperson of the board of
               directors, or if no chairperson of the board of directors has been appointed or is present then any vice president, or if no vice president has been appointed or is present then any
               individual chosen by shareholders holding a majority of shares present at the meeting, will act as chairperson of the meeting.

          (b)  The chairperson will determine the order of business and will have the authority to establish rules for the conduct of the meeting.

          (c)  Any rules adopted for, and the conduct of, the meeting must be fair to shareholders.

     3.4  ACTION WITHOUT MEETING.

          (a)

               (1)  Action required or permitted by the Oregon Business
                    Corporation Act to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by
                    shareholders having not less than the minimum number of
                    votes that would be necessary to take such action at a
                    meeting at which all shareholders entitled to vote on the
                    action were present and voted.

               (2)  The action taken under this Section 3.4 must be evidenced by one or more written consents describing the action taken,
                    signed by those shareholders taking action under Section
                    3.4(a)(1), and delivered to the Company for inclusion in the minutes or filing with the corporate records.

               (3)  Action taken under Section 3.4(a)(1) is effective when the consent or consents bearing sufficient signatures are
                    delivered to the Company, unless the consent or consents
                    specify an earlier or later effective date. An effective
                    date specified under this Section 3.4(a)(3) may not be
                    earlier than the effective date of the provision permitting action under Section 3.4(a)(1).

          (b)  A consent signed under this Section 3.4 has the effect of a meeting vote and may be described as such in any document.

          (c)  If action is taken as provided in Section 3.4(a)(1), the Company must give written notice of the action promptly after the action is taken to shareholders who did not consent in writing under
               Section 3.4(a)(1). The notice given under this Section 3.4(c)
               must contain or be accompanied by the same material that, under the Oregon Business Corporation Act, would have been required to be sent to those shareholders in a notice of meeting at which the proposed action would have been submitted to those shareholders for action.

     3.5  NOTICE OF MEETING.

          (a)  The Company must notify shareholders of the date, time and place of each annual and special shareholders' meeting not earlier than
               60 days nor less than 10 days before the meeting date. Unless the
               Oregon Business Corporation Act requires otherwise, the Company is required to give notice only to shareholders entitled to vote at the meeting.

          (b)  Unless required by the Oregon Business Corporation Act, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called.

          (c)  Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

          (d)  If an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is
               announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed under ORS 60.221, however, notice of the adjourned meeting must be given under this
               Section 3.5 to persons who are shareholders as of the new record date.

     3.6  WAIVER OF NOTICE.

          (a)  A shareholder may at any time waive any notice required by the
               Oregon Business Corporation Act, the Articles of Incorporation or
               these Bylaws. The waiver must be in writing, be signed by the shareholder entitled to the notice and be delivered to the
               Company for inclusion in the minutes for filing with the
               corporate records.

          (b)  A shareholder's attendance at a meeting waives objection to:

               (1)  lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting;
                    and

               (2)  consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the
                    matter when it is presented.

     3.7  ADJOURNMENT OF MEETING. A majority of votes represented at a meeting of shareholders, whether or not a quorum, may adjourn the meeting from time to time to a different time and place without further notice to any shareholder of any adjournment, except as such notice may be required by Section 3.5. At the adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held.

     3.8  PARTICIPATION AT MEETING.

          (a)  All shareholders may participate in an annual or special meeting by, and all shareholders' meetings may be conducted through, use of any means of communication by which all shareholders
               participating may simultaneously hear each other. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

          (b)  The notice of each annual or special meeting of shareholders will state that participation in the manner referred to in Section
               3.8(a) is permitted and will describe how any shareholder
               desiring to participate may notify the Company of the
               shareholder's desire to be included in the meeting.

     3.9  VOTING ENTITLEMENT OF SHARES.

          (a)  Except as provided in Section 3.9(b) and Section 3.9(c) and the
               Oregon Business Corporation Act, each outstanding share is entitled to one vote on each matter voted on at a shareholders'
               meeting. Only shares are entitled to vote.

          (b)  The shares of the Company are not entitled to vote if they are owned, directly or indirectly, by a second domestic or foreign corporation, and the Company owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation.

          (c)  Section 3.9(b) does not limit the power of the Company to vote any shares, including its own shares, held by it in a fiduciary capacity.

          (d)  Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

     3.10 PROXIES.

          (a)  A shareholder may vote shares in person or by proxy.

          (b)  A shareholder may authorize a person or persons to act for the shareholder as proxy in any manner allowed by law.

          (c)  An authorization of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes.
               An authorization is valid for 11 months unless a longer period is expressly provided in the authorization form.

          (d)  An authorization of a proxy is revocable by the shareholder unless the authorization conspicuously states that it is
               irrevocable and the authorization is coupled with an interest.

          (e)  The death or incapacity of the shareholder authorizing a proxy does not affect the right of the Company to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises the proxy's authority under the authorization.

          (f)  An authorization made irrevocable under Section 3.10(d) is revoked when the interest with which it is coupled is
               extinguished.

          (g)  Subject to ORS 60.237 and to any express limitation on the proxy's authority appearing on the face of the authorization, the
               Company is entitled to accept the proxy's vote or other action as that of the shareholder making the authorization.

     3.11 QUORUM AND VOTING REQUIREMENTS.

          (a)  Shares entitled to vote may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter constitutes a quorum for action on that matter.

          (b)  Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

          (c)  If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Oregon
               Business Corporation Act requires a greater number of affirmative votes.

     3.12 VOTING FOR DIRECTORS. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

SECTION 4 BOARD OF DIRECTORS

     4.1  DUTIES OF BOARD OF DIRECTORS. All corporate powers will be exercised by or under the authority of, and the business and affairs of the
          Company managed under the direction of, the board of directors.

     4.2  QUALIFICATIONS OF DIRECTORS. A director need not be a resident of the
          State of Oregon or a shareholder of the Company.

     4.3  NUMBER AND ELECTION OF DIRECTORS.

          (a)  The board of directors must consist of one or more individuals.
               The estate of an incompetent individual or a deceased individual may not be a director.

          (b)  The number of directors may be fixed and increased or decreased from time to time by the shareholders or the board of directors.

          (c)  Directors are elected at the first annual shareholders' meeting and at each annual meeting thereafter.

     4.4  TERMS OF DIRECTORS GENERALLY.

          (a)  The terms of the initial directors of the Company expire at the first shareholders' meeting at which directors are elected.

          (b)  The terms of all other directors will expire at the next annual shareholders' meeting following their election.

          (c)  A decrease in the number of directors does not shorten an incumbent director's term.

          (d)  The term of a director elected by the board of directors to fill a vacancy expires at the next shareholders' meeting at which directors are elected.

          (e)  Despite the expiration of a director's term, the director continues to serve until the director's successor is elected and qualifies or until there is a decrease in the number of
               directors.

     4.5  RESIGNATION OF DIRECTORS.

          (a)  A director may resign at any time by delivering written notice to the board of directors, its chairperson or the Company.

          (b)  A resignation is effective when the notice is effective under ORS
               60.034(5) unless the notice specifies a later effective date.

          (c)  Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the board of directors.

     4.6  REMOVAL OF DIRECTORS BY SHAREHOLDERS.

          (a)  The shareholders may remove one or more directors with or without cause.

          (b)  A director may be removed only if the number of votes cast to remove the director exceed the number of votes cast not to remove the director.

          (c)  A director may be removed by the shareholders only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

     4.7  VACANCY ON BOARD.

          (a)  If a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors:

               (1)  the shareholders may fill the vacancy;

               (2)  the board of directors may fill the vacancy; or

               (3)  if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the
                    affirmative vote of a majority of all the directors
                    remaining in office.

          (b)  A vacancy that will occur at a specific later date, by reason of a resignation effective at a later date under Section 4.5(b) or otherwise may be filled before

               the vacancy occurs but the new director may not take office until the vacancy occurs.

     4.8  COMPENSATION OF DIRECTORS. The board of directors may fix the compensation of directors.

     4.9  CHAIRPERSON OF THE BOARD OF DIRECTORS.

          (a)  The board of directors may at any time appoint a director to be the chairperson of the board of directors.

          (b)  The chairperson of the board of directors may resign at any time by delivering notice to the board of directors. The board of directors may remove the chairperson at any time with or without cause. The resignation or removal of an individual from the position of chairperson will not, by itself, affect the
               individual's status as a director.

          (c)  The chairperson of the board of directors will preside at all meetings of the board of directors and will perform other duties prescribed by the board of directors.

          (d)  The chairperson of the board of directors is not an officer of the Company solely by reason of being the chairperson.

     4.10 MEETINGS.

          (a)  The board of directors may hold regular or special meetings in or out of the State of Oregon.

          (b)  The board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through, use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

     4.11 ACTION WITHOUT MEETING.

          (a)  Action required or permitted by the Oregon Business Corporation
               Act to be taken at a board of directors' meeting may be taken without a meeting if the action is taken by all members of the board. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken.

          (b)  Action taken under this Section 4.11 is effective when the last director signs the consent, unless the consent specifies an earlier or later effective date.

          (c)  A consent signed under this Section 4.11 has the effect of a meeting vote and may be described as such in any document.

     4.12 NOTICE OF MEETING.

          (a)  Regular meetings of the board of directors may be held without notice of the date, time, place or purpose of the meeting.

          (b)  Special meetings of the board of directors must be preceded by at least two days' notice of the date, time and place of the
               meeting. The notice need not describe the purpose of the special meeting.

     4.13 WAIVER OF NOTICE.

          (a)  A director may at any time waive any notice required by the
               Oregon Business Corporation Act, the Articles of Incorporation or
               these Bylaws. Except as provided in Section 4.13(b), the waiver must be in writing, must be signed by the director entitled to the notice, must specify the meeting for which notice is waived and must be filed with the minutes or corporate records.

          (b)  A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     4.14 QUORUM AND VOTING.

          (a)  A quorum of the board of directors consists of a majority of the fixed number of directors.

          (b)  If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors.

          (c)  A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless:

               (1)  the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting business at the meeting;

               (2)  the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

               (3)  the director delivers written notice of dissent or
                    abstention to the presiding officer of the meeting before
                    its adjournment or to the Company

                    immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who
                    votes in favor of the action taken.

SECTION 5 OFFICERS

     5.1  REQUIRED OFFICERS.

          (a)  The Company must have a president and a secretary, and will have any other officers or assistant officers appointed by the board of directors.

          (b)  A duly appointed officer may appoint one or more officers or assistant officers if the appointment is authorized by these
               Bylaws or the board of directors.

          (c)  The same individual may simultaneously hold more than one office in the Company.

     5.2  DUTIES OF OFFICERS. Each officer has the authority and will perform the duties set forth in these Bylaws or, to the extent consistent with these Bylaws, the duties prescribed by the board of directors or by direction of an officer authorized by the board of directors to prescribe the duties of other officers.

     5.3  RESIGNATION AND REMOVAL OF OFFICERS.

          (a)  An officer may resign at any time by delivering notice to the
               Company. A resignation is effective when the notice is effective under ORS 60.034(5) unless the notice specifies a later effective time. If a resignation is made effective at a later time and the
               Company accepts the future effective time, the board of directors or the appointing officer may fill the pending vacancy before the effective time if the board of directors or the appointing officer provides that the successor does not take office until the effective time.

          (b)  An officer may be removed at any time with or without cause by:

               (1)  the board of directors;

               (2)  the appointing officer, unless otherwise provided by these
                    Bylaws or the board of directors; or

               (3)  any other officer if authorized by these Bylaws or the board of directors.

          (c)  Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the board of directors.

          (d)  As used in this Section 5.3, "appointing officer" means the officer or any successor to that officer who appointed the officer resigning or being removed.

     5.4  PRESIDENT. The president will supervise, direct, and control the business and affairs of the Company. The president also will perform all duties commonly incident to the office of president and other duties prescribed by the board of directors.

     5.5  VICE PRESIDENTS. The board of directors may appoint one or more vice presidents. If appointed, the vice president - or the vice president designated by the board of directors if more than one vice president is appointed - will perform the duties of the president if the president dies or becomes incapacitated. Each vice president also will perform all duties commonly incident to the office of vice president and other duties prescribed by the board of directors or an authorized officer.

     5.6  TREASURER. The board of directors may appoint a treasurer. If appointed, the treasurer will:

          (a)  have general charge of and be responsible for all funds and securities of the Company;

          (b)  receive and give receipts for monies due and payable to the
               Company from any source and deposit the monies in the name of the
               Company in banks, trust companies, or other depositories selected by the board of directors or an authorized officer; and

          (c)  perform all duties commonly incident to the office of treasurer and other duties prescribed by the board of directors or an authorized officer.

     5.7  SECRETARY. The secretary will:

          (a)  prepare minutes of the directors' and shareholders' meetings and authenticate records of the Company;

          (b)  ensure that all notices by the Company under the Oregon Business
               Corporation Act, the Articles of Incorporation or these Bylaws are given;

          (c)  keep and maintain the records of the Company specified in Section
               8.1(a) and Section 8.1(e);

          (d)  have general charge of the share transfer books of the Company;

          (e)  have general charge of the record of shareholders specified in
               Section 8.1(c); and

          (f)  perform all duties commonly incident to the office of secretary and other duties prescribed by the board of directors or an authorized officer.

SECTION 6 INDEMNIFICATION

     6.1  INDEMNIFICATION OF DIRECTORS.

          (a)  Except as provided in Section 6.1(d), the Company will indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

               (1)  the conduct of the individual was in good faith;

               (2)  the individual reasonably believed that the individual's conduct was in the best interests of the Company, or at
                    least not opposed to its best interests; and

               (3)  in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.

          (b)  A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Section 6.1(a)(2).

          (c)  The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Section 6.1.

          (d)  The Company may not indemnify a director under this Section 6.1:

               (1)  in connection with a proceeding by or in the right of the
                    Company in which the director was adjudged liable to the
                    Company; or

               (2)  in connection with any other proceeding charging improper personal benefit to the director in which the director was adjudged liable on the basis that personal benefit was
                    improperly received by the director.

          (e)  Indemnification permitted under this Section 6.1 in connection with a proceeding by or in the right of the Company is limited to reasonable expenses incurred in connection with the proceeding.

     6.2  MANDATORY INDEMNIFICATION. The Company must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the Company against reasonable expenses incurred by the director in connection with the proceeding.

     6.3  ADVANCE FOR EXPENSES.

          (a)  The Company will pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

               (1)  the director furnishes the Company a written affirmation of the director's good faith belief that the director has met the standard of conduct described in Section 6.1; and

               (2)  the director furnishes the Company a written undertaking, executed personally or on the director's behalf, to repay
                    the advance if it is ultimately determined that the director did not meet the standard of conduct.

          (b)  The undertaking required by Section 6.3(a)(2) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

     6.4  DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

          (a)  The Company may not indemnify a director under Section 6.1 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in Section 6.1.

          (b)  A determination that indemnification of a director is permissible must be made:

               (1)  by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the
                    proceeding;

               (2)  if a quorum cannot be obtained under Section 6.4(b)(1), by a majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding, however, directors who are parties to the proceeding may participate in designation of the committee;

               (3)  by special legal counsel selected by the board of directors or its committee in the manner prescribed in Section
                    6.4(b)(1) or Section 6.4(b)(2) or, if a quorum of the board of directors cannot be obtained under Section 6.4(b)(1) and a committee cannot be designated under Section 6.4(b)(2),
                    the special legal counsel will be selected by majority vote of the full board of directors, including directors who are parties to the proceeding; or

               (4)  by the shareholders.

          (c)  Authorization of indemnification and evaluation as to reasonableness of expenses will be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of
               expenses will be made by those entitled under Section 6.4(b)(3)
               to select counsel.

     6.5  INDEMNIFICATION OF OFFICERS, EMPLOYEES AND AGENTS.

          (a)  An officer of the Company is entitled to mandatory
               indemnification under Section 6.2 to the same extent as a
               director.

          (b)  The Company will indemnify and advance expenses under this
               Section 6 to an officer of the Company to the same extent as to a director.

          (c)  The Company may indemnify and advance expenses under this Section
               6 to an employee or agent of the Company to the same extent as to a director.

     6.6  NON-EXCLUSIVITY OF RIGHTS. The indemnification and provisions for advancement of expenses provided in this Section 6 will not be deemed exclusive of any other rights to which directors, officers, employees or agents may be entitled under the Articles of Incorporation, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise, and will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7 AMENDMENT OF BYLAWS

     The board of directors may amend or repeal these Bylaws unless the Oregon
     Business Corporation Act reserves this power exclusively to the shareholders in whole or in part, or the shareholders in amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw. The Company's shareholders may amend or repeal these Bylaws even though these Bylaws may also be amended or repealed by its board of directors.

SECTION 8 RECORDS

     8.1  CORPORATE RECORDS.

          (a)  The Company must keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting and a record of all actions taken by a
               committee of the board of directors in place of the board of directors on behalf of the Company.

          (b)  The Company must maintain appropriate accounting records.

          (c)  The Company or its agent must maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order showing the number of shares held by each.

          (d)  The Company must maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

          (e)  The Company must keep a copy of the following records at its principal office or registered office:

               (1)  the Articles of Incorporation or restated articles of incorporation and all amendments to them currently in
                    effect;

               (2)  these Bylaws or restated bylaws and all amendments to them currently in effect;

               (3)  the minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting, for the past three years;

               (4)  all written communications to shareholders generally within the past three years;

               (5)  a list of the names and business addresses of its current directors and officers; and

               (6)  its most recent annual report delivered to the Secretary of
                    State under ORS 60.787.

     8.2  INSPECTION OF RECORDS BY SHAREHOLDERS.

          (a)  Subject to Section 8.3(c), a shareholder of the Company is entitled to inspect and copy, during regular business hours at the Company's principal office, any of the records of the Company described in Section 8.1(e) if the shareholder gives the Company written notice of the shareholder's demand at least five business days before the date on which the shareholder wishes to inspect and copy.

          (b)  A shareholder of the Company is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Company, any of the following records of the Company if the shareholder meets the requirements of Section 8.2(c) and gives the Company written notice of the shareholder's demand at least five business days before the date on which the shareholder wishes to inspect and copy:

               (1)  excerpts from minutes of any meeting of the board of
                    directors, records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of the Company, minutes of any meeting

                    of the shareholders and records of action taken by the
                    shareholders or board of directors without a meeting, to the extent not subject to inspection under Section 8.2(a);

               (2)  accounting records of the Company, including tax returns;
                    and

               (3)  the record of shareholders.

          (c)  A shareholder may inspect and copy the records identified in
               Section 8.2(b) only if:

               (1)  the shareholder's demand is made in good faith and for a proper purpose;

               (2)  the shareholder described with reasonable particularity the shareholder's purpose and the records the shareholder
                    desires to inspect; and

               (3)  the records are directly connected with the shareholder's purpose.

          (d)  This Section 8.2 does not affect the right of a shareholder to inspect records under ORS 60.224.

          (e)  For purposes of this Section 8.2, "shareholder" includes a beneficial owner whose shares are held in a voting trust or by a nominee on behalf of the beneficial owner.

     8.3  SCOPE OF INSPECTION RIGHT.

          (a)  A shareholder's agent or attorney has the same inspection and copying rights as the shareholder.

          (b)  The right to copy records under Section 8.2 includes, if reasonable, the right to receive copies made by photographic, xerographic or other means.

          (c)  The Company may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

          (d)  The Company may comply with a shareholder's demand to inspect the record of shareholders under Section 8.2(b)(3) by providing the shareholder with a list of its shareholders that was compiled no earlier than the date of the shareholder's demand.

SECTION 9 DEFINITIONS

     All terms used in these Bylaws that are defined in the Oregon Business
     Corporation Act will have the meanings ascribed to them in the Oregon
     Business Corporation Act.